EMPLOYMENT AGREEMENT

            EMPLOYMENT AGREEMENT (the "Agreement"), made as of February 28, 1997, by and between Everest & Jennings Canadian Limited (the "Company"), a corporation incorporated under the laws of Ontario, having its principal place of business at 111 Snidercroft Road, Ontario, Canada L4K2J8, and Marco Ferrara, an individual residing at _______________ (the "Executive").

                              W I T N E S S E T H:

            WHEREAS, the Company, an indirect wholly-owned subsidiary of Graham-Field Health Products, Inc. ("GFHP"), GFHP, Motion 2000 Inc. ("Motion 2000"), a corporation organized under the laws of Ontario, and Motion 2000 Quebec Inc. ("Motion Quebec"), a corporation organized under the laws of Canada, have entered into an Asset Purchase Agreement dated as of February 10, 1997 (the "Purchase Agreement"), pursuant to which the Company has purchased substantially all of the assets of Motion 2000 and Motion Quebec;

            WHEREAS, the Executive will derive substantial economic benefits from the performance of the Purchase Agreement;

            WHEREAS, the Purchase Agreement provides that, as a condition of closing, the parties hereto enter into this Agreement;

            WHEREAS, the Company desires to retain the Executive as the President of Graham-Field (Canada), a division of the Company

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to advance the business and interests of the Company on the terms and conditions set forth herein;

            WHEREAS, the Executive desires to provide his services to the Company in such capacities, on and subject to the terms and conditions hereof; and

            WHEREAS, in order that the Executive may participate in the growth and performance of GFHP, the ultimate parent company of the Company, GFHP desires to provide the Executive with the opportunity to acquire certain stock options of GFHP as set forth herein;

            NOW, THEREFORE, in satisfaction of a condition to the Purchase Agreement, and in consideration of the promises and mutual covenants set forth herein and other good and valuable consideration, the parties hereto hereby agree as follows:

            1. Employment. Subject to all of the terms and conditions hereof, the Company does hereby employ the Executive, effective as of February 28, 1997 (the "Effective Date"), for a term commencing on the date hereof and ending on the date which is three (3) years after the date hereof (subject to early termination as provided herein) (the "Employment Term"), as the President of Graham-Field (Canada), a division of the Company on a full time basis, and the Executive does hereby accept such employment.

            2. Duties of Executive. The Executive shall, during the term of employment hereunder, perform such executive and administrative duties and functions as may from time to time be


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appropriate, subject at all times to the control and direction of the Board of
Directors and the Chairman of the Board of Directors and Chief Executive Officer of the Company. The Executive agrees to devote all of his business time and attention as is reasonably required to carry out the business and affairs of the Company and its "Affiliates"* The Executive agrees to perform his duties hereunder faithfully, diligently and to the best of his abilities and to refrain from engaging in any other business activity that does, will or could be deemed to interfere with the performance of his duties hereunder or does, will or could reasonably be deemed to conflict with the best interests of the Company or any of its Affiliates. The Executive agrees that he will, in the performance of his duties, promote the interest, business and reputation of the Company and its Affiliates and shall perform all such duties as are essential or conducive to the efficient management thereof in accordance with the rules and policies of the Company. The Executive agrees to accept the payments to be made to him under this Agreement, and the stock options of GFHP to be issued to him under this Agreement, as full and complete compensation for the services required to be performed by and the covenants of the Executive under this Agreement.

            3. Compensation.

----------
* As used herein, the term "Affiliates" shall have the meaning ascribed to such term in Rule 405 of the Securities Act of 1933, as amended, and shall include, but not be limited to, GFHP and each of its direct and indirect subsidiaries.


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                  3.1 Base Salary. As remuneration for his services hereunder, the Company agrees to pay the Executive an annual base salary at the rate of One Hundred Twenty Thousand Canadian Dollars ($120,000) per annum, subject to necessary statutory reductions (the "Base Salary"), payable in arrears in substantially equal installments every week or in such other manner as the Company may generally pay its employees. The Base Salary may be increased, but not decreased, from time to time; provided, however, that this Agreement shall not be deemed abrogated or terminated if the Company shall determine to increase the Base Salary (or any other compensation of the Executive) for any period of time, or if the Executive shall accept such increase. The Company agrees to review the Base Salary of the Executive on an annual basis; but nothing contained herein shall be deemed to obligate the Company to increase the Base Salary at such time, or at any other time. Notwithstanding anything contained herein, the Base Salary may not be decreased by the Company without the consent of the Executive.

                  3.2 Regular Benefits. The Executive shall be entitled to participate in any health insurance, accident insurance, hospitalization insurance, life insurance, pension, or any other similar plan or benefit afforded by GFHP to its executives generally, if and to the extent that the Executive is eligible to participate in accordance with the provisions of any such insurance, plan or benefit generally (such benefits, collectively, the "Regular Benefits"). Nothing contained herein is


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intended, or shall be construed, to require the Company or any of its Affiliates to institute or retain any Regular Benefit, or any particular plan, insurance or benefits.

                  3.3 Bonus Program. In order to provide performance-based incentive compensation to the Executive, the Executive shall be eligible to participate in GFHP's Bonus Plan, which is administered by the Stock Option and Compensation Committee of GFHP.

                  3.4 Automobile Allowance. The Company recognizes that the Executive will require the use of an automobile for business purposes. Therefore, the Company will provide the Executive with an automobile reimbursement per kilometer up to $700.00 Canadian Dollars per month. In addition, the Company will reimburse the Executive for his reasonable expenses associated with routine and necessary maintenance and repairs relating to the upkeep of the automobile and gas expenses for the operation of the automobile for business purposes. As a condition to the reimbursement of such expenses, the Executive shall furnish to the Company receipts for expenses incurred. The Executive agrees that he shall operate the automobile in accordance with the terms of any applicable lease and applicable insurance policy in force from time to time.

            4. Termination.

                  4.1 The Executive's employment hereunder may be terminated under the following circumstances:


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                        (i) The Executive may terminate his employment hereunder
at any time on not less than ninety (90) days' prior written notice to the Company.

                        (ii) In the event of the death of or adjudicated incompetency or adjudicated insanity of the Executive during the Employment Term, this Agreement and all benefits payable hereunder shall terminate on the date of death or adjudication of incompetency or adjudicated insanity of the Executive.

                        (iii) If the Executive, because of illness, injury or other incapacitating condition, is unable to perform the services required to be performed by him under this Agreement for a period or periods aggregating more than sixty (60) days in any twelve (12) consecutive months or a period of forty-five (45) consecutive days during any twelve (12) month period, then the Company, in its sole discretion, may terminate this Agreement by giving notice thereof to the Executive, and this Agreement and all benefits payable hereunder shall terminate upon the date of such notice.

                        (iv) The Company may terminate the Executive's employment at any time for "Cause" as determined by the common law in Ontario.

                  4.2 Release of Claims. Upon notice being given pursuant to
Section 4.1(i) or 4.1(iv); upon the death of the Executive as referred to in
Section 4.1(ii); or upon the expiration of the period referred to in Sections 4.1(iii), as the case may be, the employment of the Executive shall be wholly terminated and this


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Agreement shall cease to have any further effect except in respect of Sections 6 and 7 which shall continue in full force and effect. Upon any such termination, the Executive shall have no claim against the Company or any of its Affiliates for damages, termination pay, severance pay, pay in lieu of notice of termination, statutory or otherwise, except, the Executive shall be entitled to receive solely all amounts and benefits paid or provided by the Company under
Section 3.1, 3.2 and 3.4 of this Agreement to the effective date of such termination.

                  4.3 Reasonableness. The parties hereto acknowledge and agree that there are no implied rights whatsoever with respect to the termination of this Agreement and employment contemplated hereunder; provided, however, in the event the Employment Term is not renewed upon terms mutually agreed upon for any reason other than pursuant to Section 4.1, the Executive shall be entitled to receive as his sole and exclusive remedy, severance pay at the rate of his Base Salary then in effect for a period of six (6) additional months following the last day of the Employment Term (the "Severance Period"), plus all amounts and benefits paid or provided by the Company under Section 3.1, 3.2 and 3.4 during the Severance Period.

            5. Stock Options.

                  5.1 Incentive Stock Options. In order to provide the Executive with the opportunity to participate in the growth of GFHP, GFHP hereby agrees to grant to the Executive, effective as of the date hereof (the "Grant Date"), an incentive stock option (such


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option, the "ISO") within the meaning of Section 422A of the Internal Revenue
Code of 1986, as amended, under the terms and provisions of GFHP's Incentive Program, as amended (the "Incentive Program"), to purchase Ten Thousand (10,000) shares of the common stock, par value $.025 per share (the "Common Stock"), of GFHP at an exercise price equal to the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape on the Grant Date. The ISO shall be exercisable, subject to the terms set forth in the Incentive Stock Option Agreement (a copy of which is attached hereto as Exhibit I), which are incorporated herein by reference. In the event of a conflict between the terms contained in this Agreement and the Incentive Stock Option Agreement, the terms contained in the Incentive Stock Option Agreement shall govern.

            6. Executive Covenants.

                  6.1 Non-Competition Covenant. In consideration of the payments to be made to the Executive under this Agreement and the Purchase Agreement, the Executive expressly covenants and agrees that:

                        (a) During the period commencing on the Effective Date and ending on the second (2nd) year anniversary of the Termination Date (as hereinafter defined), the Executive will not directly or indirectly, own, manage, operate, join, control or participate in or be connected with as an officer, employee, consultant, partner, stockholder, lender, or otherwise, any Competitor, as defined below, or any subsidiary or affiliate


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thereof. For purposes hereof, a "Competitor" shall be deemed to mean any business, individual, partnership, firm, corporation or organization (other than the Company or any of its Affiliates) anywhere in Canada which is (i) in competition with the business of the Company or any Affiliate in Canada, (ii) involved in a business activity of a type not yet engaged in by the Company or any Affiliate in Canada but with respect to which the Company or any Affiliate has made a material commitment at the time of the Termination Date or for the twelve (12) month period prior thereto and the Executive is aware of such commitment, or (iii) involved in the business of the Company or any Affiliate in Canada as then conducted by any person, firm or corporation which shall succeed to all or a substantial part of the business of the Company or any Affiliate.

                        (b) Nothing in this Agreement is intended, or shall be construed, to prevent Executive during the term hereof or thereafter from investing in the stock or other securities listed on a securities exchange or traded in the over-the-counter market of any corporation which is at the time a Competitor provided that Executive and members of his immediate family shall not, directly or indirectly, hold, beneficially or otherwise, in the aggregate, more than one percent (1%) of any issue of such stock or other securities of any one (1) such corporation.

                        (c) During the period commencing on the date hereof and ending on the second (2nd) year anniversary of the Termination Date, the Executive agrees that he will not, directly or


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indirectly, interfere with, solicit or attempt to solicit (i) any of the business or accounts of the Company or any of its Affiliates which existed in Canada as of the Termination Date or for its twelve (12) month period prior thereto, (ii) any customer in Canada of the Company or any of its Affiliates, or
(iii) any prospective customer in Canada of the Company or any of its Affiliates whose business the Company or any of its Affiliates is in the process of soliciting at the time of, or had solicited in the twelve (12) months prior to the Termination Date.

                        (d) During the period commencing on the date hereof and ending on the second (2nd) year anniversary of the Termination Date, the Executive agrees that he will not, directly or indirectly, hire, induce or attempt to induce, solicit or attempt to solicit, any employee or representative of the Company or any of its Affiliates who was so employed, or otherwise had a commercial relationship with the Company or any of its Affiliates, on the Termination Date or at any time during the twelve (12) month period prior thereto (the "Employees") to leave their employment or cease their commercial relationship.

                        (e) During the period commending on the date hereof and ending on the second (2nd) year anniversary of the Termination Date, the Executive agrees that he will not, directly or indirectly, solicit or attempt to solicit, in competition with the Company or any of its Affiliates, any supplier of the Company or any Affiliate or induce or request any such person or business


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entity to curtail or terminate its commercial relationship with the Company or any Affiliate.

                        (f) As used herein, "Termination Date" means the first date as of which the Executive ceases to be engaged by the Company, or any of the Affiliates, in any capacity whatsoever, whether as an employee, consultant, independent contractor, agent or otherwise, and whether pursuant to a formal or informal, oral or written, agreement, contract, understanding or otherwise.

                  6.2 Confidential Information. The Executive expressly covenants and agrees that he will not at any time, during the period commencing on the Effective Date and ending on the third (3rd) anniversary of the Termination Date, directly or indirectly, use or permit the use of any trade secrets, confidential information, or proprietary information (including, without limitation, customer lists, costing information, technical information, software techniques, business plans, marketing data, financial information or similar items) of, or relating to, the Company, or any Affiliate in connection with any activity or business, whether for his own account or otherwise (except solely the business of the Company, if and to the extent that the Executive is then an employee of the Company) and will not divulge such trade secrets, confidential information or proprietary information to any person, firm, corporation or other entity whatsoever. As between the Company and the Executive, the identity of customers known to the Executive prior to the Effective Date, the Executive's contacts and relations with individuals and


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entities prior to the Effective Date and the Executive's "know-how" shall not be deemed confidential or proprietary to the Company. Any information which becomes known to the public without breach by the Executive of any of the terms hereof or of Executive's common law duties shall not be deemed to be trade secret or confidential or proprietary information of the Company.

                  6.3 Ownership by Company. The Executive acknowledges and agrees that all of his work product created, produced or conceived in connection with his association with the Company shall be deemed work for hire and shall be deemed owned exclusively by the Company. Without limiting the generality of the foregoing, the Executive agrees that the Company shall have and possess all proprietary rights, patent rights, copyright rights and trade secret rights as may exist in such work product or as which are inherent therein or appurtenant thereto. The Executive agrees to execute and deliver all documents required by the Company to document or perfect the Company's proprietary rights in and to the Executive's work product.

                  6.4 Property and Documents. The Executive acknowledges, understands and agrees that all memoranda, notes, records, charts, formulae, client lists, price lists, marketing plans, financial information and other documents made, received, held or used by the Executive during the course of his employment, shall be the property of the Company and shall be delivered by the Executive to the Company upon request at any time during the course of employment and upon the termination of his employment as


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provided herein. With respect to all confidential information and other documents of the Company held by the Executive, the Executive acknowledges that he is in a position of trust and subject to a fiduciary duty to use such confidential information only in the best interests of the Company and its Affiliates.

                  6.5 Remedies. In the event of the breach by either party of any of the terms and conditions of this Agreement on either party's part to be performed hereunder, or in the event of the breach or threatened breach by Executive of any of the terms and provisions of this Section 6, then the party pursuing legal action shall be entitled, if it so elects, to institute and prosecute any proceedings in any court of competent jurisdiction, either in law or equity, for such relief as it deems appropriate, including, without limiting the generality of the foregoing, any proceedings to obtain provable damages for any breach of this Agreement, to enforce the specific performance thereof by the responding party or to obtain an injunction against the commission, threatened commission or continuance of any such breach or threatened breach without the necessity of proving actual damages or that damages would be inadequate or of posting a bond. Subject to the provisions of Section 7.2 of this Agreement, in any such action, if the party pursuing legal action is substantially successful, the responding party shall further, as an element of the responding party's damages, be liable for the reasonable attorney's fees and expenses of the party pursuing legal action in the prosecution of such action or proceeding; provided, however,


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that if the party pursuing legal action does not substantially prevail, in any such action or proceeding, and the matter is not otherwise settled by mutual agreement of the parties, the party pursuing legal action shall reimburse the responding party for the reasonable attorneys' fees and expenses of the responding party in defending against such action or proceeding, as well as any damages, if any.

                  6.6 Covenants Non-Exclusive. Each of the Executive and the Company acknowledges and agrees that the covenants contained in this Section 6 shall not be deemed exclusive of any common law and equitable rights of the Company and the Executive in connection with the relationships contemplated hereby; and that each of the Company and the Executive shall have any and all rights as may be provided by law in connection with the relationships contemplated hereby.

                  6.7 Reasonableness and Severability. The parties to this Agreement acknowledge and agree that the scope of the covenants contained in
Section 6 are, in all respects, and particularly in respect of area, time and subject matter no more than what is reasonably required to protect the Company's interest. If any term or provision of the covenants contained in Section 6 shall be deemed by a court or any authority to be overly broad in scope, such court or authority shall have the power and is hereby authorized and directed to modify such term or provision to limit such scope so that such term or provision is no longer overly broad and to enforce the same as so limited.


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            7. General.

                  7.1 Applicable Law. All questions concerning the validity, interpretation, or performance of any of its terms or provisions, or of any rights or obligations of the parties hereto, shall be governed by and resolved in accordance with the laws of the Province of Ontario, and the laws of Canada applicable therein, without giving effect to the principles of conflict of laws. Venue of any action shall be proper only in the appropriate state and/or federal court located in Toronto, Ontario.

                  7.2 Arbitration. The parties to this Agreement agree that any dispute relating to this Agreement shall be submitted to arbitration pursuant to this Section 7.2 which shall be finally and conclusively settled by the decision of a board of arbitration consisting of three (3) members (hereinafter sometimes called the "Board of Arbitration") selected as hereinafter provided. Each of the Executive and the Company shall select one (1) member and the third member shall be selected by mutual agreement of the other members, or if the other members fail to reach agreement on a third member within twenty (20) days after their selection, such third member shall thereafter be selected by a judge of the appropriate court of Ontario in accordance with the Arbitrations Act (Ontario), upon application made to it by the parties for a third member possessing expertise or experience appropriate to the dispute, after giving two (2) days written notice to the other party of its intention to make such application. The provisions of the Arbitration Act (Ontario) shall


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apply to any court application pursuant to this Section 7.2. If the parties agree in writing, the Board of Arbitration may be composed of a single arbitrator. The Board of Arbitration shall meet in Toronto, Ontario or such other place as a majority of the members of the Board of Arbitration determines more appropriate, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the dispute. In connection with rendering its decision, the Board of Arbitration shall adopt and follow such rules and procedures as a majority of the members of the Board of Arbitration deems necessary or appropriate. It is the intent of the parties hereto that, barring extraordinary circumstances, decisions of the Board of Arbitration shall be rendered no more than thirty (30) days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to each of the parties. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on each of the parties and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. Each party to any arbitration shall bear its own expense in relation thereto, including but not limited to such party's attorneys' fees, if any, and the expenses and fees of the Board of Arbitration shall be shared equally between each of the parties.


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                  7.3 Survival. Except as otherwise provided herein, the parties hereto agree that Section 7 and the covenants contained in Section 6 hereof shall survive any termination of employment by the Executive and any termination of this Agreement. In addition, the parties hereto agree that any compensation or right which shall have accrued to the Executive as of the date of any termination of employment or termination hereof shall survive any such termination and shall be paid when due to the extent accrued on the date of such termination.

                  7.4 Independent Representation. The Executive acknowledges that he has had the opportunity to seek independent counsel and tax advice in connection with the execution of this Agreement, and the Executive represents and warrants to the Company (a) that he has sought such counsel and advice as he has deemed appropriate in connection with the execution hereof and the transactions contemplated hereby; and (b) that he has not relied on any representation of the Company as to tax matters or as to the consequences of the execution hereof.

                  7.5 Notices. Any and all notices required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if delivered either personally, by facsimile transmission, same day delivery service, overnight expedited delivery service, or if deposited in the mail, certified or registered, postage prepaid, return receipt requested. If notice is served personally, notice shall be deemed effective upon receipt. If notice is served by facsimile transmission,


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notice shall be deemed effective upon transmission provided such transmission occurs on a business day (if such transmission does not occur on a business day, it shall be deemed effective on the next business day) and, provided further that such notice is confirmed in writing by the sender within one day after transmission. If notice is served by same day delivery service, overnight expedited delivery service or by certified or registered mail, notice shall be deemed effective the day it is received if received on a business day (if it is received on a day that is not a business day, it will be deemed effective on the next following business day). In all instances, notice shall be sent to the parties at the following addresses:

                  If to the Company:

                       Everest & Jennings Canadian Limited
                       400 Rabro Drive East
                       Hauppauge, New York  11788
                       Attention: Mr. Irwin Selinger
                          Chairman of the Board and
                          Chief Executive Officer
                       Telecopier No.: (516) 582-5608

                       If to the Executive:

                       Mr. Marco Ferrara
                       c/o Motion 2000 Inc.
                       15 West Pearce Street, Unit 10
                       Richmond Hill, Ontario L4B 1H6
                       Canada
                       Telecopier No.: (905) 709-9099

            Any party may change its address for the purpose of receiving notices by a written notice given to the other party.

                  7.6 Modifications or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.


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                  7.7 Waiver. No reliance upon or waiver of one or more
provisions of this Agreement shall constitute a waiver of any other provisions hereof.

                  7.8 Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns. However, no party shall voluntarily assign any rights hereunder, or delegate any duties hereunder, except upon the prior written consent of the other.

                  7.9 Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

                  7.10 Headings. The captions appearing at the commencement of the sections hereof are descriptive only and are for convenience of reference. Should there be any conflict between any such caption and the section at the head of which it appears, the substantive provisions of such section and not such caption shall control and govern in the construction of this document.

                  7.11 Further Assurances. Each of the parties hereto shall execute and deliver any and all additional papers, documents and other assurances, and shall do any and all acts and things reasonably necessary in connection with the performance of their


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obligations hereunder and to carry out the intent of the parties hereto.

                  7.12 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and any and all prior agreements, understandings or representations are hereby terminated and cancelled in their entirety.

                  7.13 Severability. If any provision of this Agreement is determined to be illegal or unenforceable, in whole or in part, such illegal or unenforceable provision or part thereof, shall be severable from this Agreement and shall not effect the remaining provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

EVEREST & JENNINGS CANADIAN LTD.             MARCO FERRARA

By:_____________________________             _______________________________
Name:                                        Marco Ferrara
Title:


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                                    EXHIBIT I

                        INCENTIVE STOCK OPTION AGREEMENT

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT made as of February 28, 1997, between Graham-Field Health Products, Inc., a Delaware corporation (the "Company"), and Marco Ferrara ("Optionee").

                  WHEREAS, pursuant to the Company's Incentive Program, as amended (the "Program"), the Company desires to make available shares of its common stock, par value $.025 per share (the "Common Stock"), for purchase by the Optionee on the terms set forth herein;

                  WHEREAS, this Agreement consists of this document and the terms and provisions contained in the Program are hereby incorporated by reference herein and made a part hereof; and

                  WHEREAS, the Administrator of the Program, being the Board of Directors, in conjunction with and through a committee (the "Committee"), acting in accordance with the provisions of the Program, as of February 28, 1997, granted to the Optionee stock options to purchase the number of shares of Common Stock of the Company as set forth below.

                  NOW, THEREFORE, the Company and the Optionee hereby agree as follows:

                              W I T N E S S E T H:

                  1. Definitions. In this Agreement, except where the context otherwise indicates, the following definitions apply:

                  1.1 Terms defined in the Program shall have the same meanings when used herein as defined therein.

                  1.2 The term "Optionee" when used herein shall include the Optionee's legal representative when the context requires.

                  1.3 "Vesting Date" means the anniversary of the Date of Grant on which the Option becomes exercisable in whole or in part.

                  2. Confirmation of Grant of Option. Pursuant to a determination by the Committee made as of February 28, 1997, (hereinafter called the "Date of Grant"), the Company, subject to the terms of the Program and this Agreement, hereby confirms that the Optionee has been irrevocably granted, on the Date of Grant, as a matter of separate inducement and agreement and not in lieu of salary or other compensation for services, an Incentive Stock Option to purchase 10,000 shares of the Common Stock (the "Shares").

                  3. Exercise Price. The exercise price of the Shares is $_________ per Share, subject to adjustment as provided in Section 15 hereof.

                  4. Tax Treatment. Optionee understands that the Incentive Stock Option granted under this Agreement is entitled to special tax treatment under Section 422A of the Internal Revenue Code of 1986, as amended to date and as may be amended from time to time (the "Code").

                  5. Options Non-Transferable. The Option shall not be transferable by the Optionee otherwise than by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Optionee only by him. Neither the Option nor any interest therein may be transferred, assigned, pledged or hypothecated by the Optionee during his lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

                  6. Vesting Dates of Options. The Incentive Stock Option shall become exercisable as follows:

                        (a) 5,000 Shares subject to the Incentive Stock Option shall be exercisable at any time between February 28, 1998 and February 28, 2002; and

                        (b) 5,000 Shares subject to the Incentive Stock Option shall be exercisable at any time between February 28, 1999 and February 28, 2002.

Notwithstanding the foregoing, the Option shall be exercisable in full immediately upon the occurrence of a change in control of the Company, as such term is defined in Rule 405 under the Securities Act of 1933, as amended.

                  7. Exercise of Option. If the Optionee has not died or been terminated, the Option shall become exercisable at the time specified by the grant, as provided in Section 6 above. The Option may be exercised only by written notice to the Company as provided in Section 11 below, by payment, in cash, shares or other consideration in accordance with the terms of the Program and of any applicable regulations of the granting authority. The Option may be exercised before or after the exercise of any other option granted under the Program.

                  8. Termination of Options. All rights of the Optionee in the Option, to the extent that they have not been exercised, shall terminate: (a) five (5) years after the Date of Grant (subject to prior termination as herein provided); and (b) when the Optionee terminates if the Optionee terminates but does not terminate normally. Notwithstanding the foregoing, in the event of the death of the Optionee or in the event he terminates normally prior to exercise of the Option, his Option outstanding hereunder shall terminate upon failure of the Optionee or his personal representative to exercise the Option in accordance with the time period provided in Section 9 below. "Terminates normally" shall mean that the employment of the Optionee with the Company or any subsidiary of the Company terminates (i) at the normal retirement time for the Optionee, (ii) as a result of the Optionee's becoming incapacitated, (iii) with the written approval of the Committee that any outstanding award to the Optionee will not expire or be annulled because of such termination, or (iv) other than (x) for "Cause" as defined in Section 4(iv) of that certain Employment Agreement dated as of February 28, 1997 (the "Employment Agreement"), by and between the Optionee and Everest & Jennings Canadian Limited, or (y) pursuant to a voluntary resignation of employment pursuant to Section 4(i) of the Employment Agreement.

                  9. Death or Normal Termination of Optionee. The Option granted the Optionee under the Program and this Agreement and outstanding on the date of his death or on the date he terminates normally may be exercised by the Optionee or the personal representative of the Optionee, as the case may be, for a period of one hundred eighty (180) days following the date he terminates normally or the date of the appointment of the personal representative.

                  10. Assignability. The rights and benefits under the Program and this Agreement shall not be assignable or transferable by the Optionee other than by will or by the laws of descent and distribution, and during the lifetime of the Optionee the Option granted under the Program and this Agreement shall be exercisable only by him.

                  11. Notice. In the event that the Optionee wishes to purchase any of the Shares purchasable under the Option as provided in Section 2 hereof, Optionee shall deliver or shall transmit by registered or certified mail to the Secretary or the treasurer of the Company, at the Company's then principal office, a written notice signed by Optionee specifying the form of Option, the number of Shares that the Optionee has irrevocably elected to purchase under the Option and the Program, together with a certified check in the aggregate amount of the Exercise Price for such number of Shares. Upon receipt of such notice and payment, the Company shall deliver to the Optionee a certificate or certificates for the Shares in respect of which the Option were so exercised.

                  12. Limitation of Rights - No Right to Continue as a Director, Officer or Employee. Neither the Program or this Agreement, nor the granting of the Option nor any other action taken pursuant to the Program or this Agreement, shall constitute or be evidence of any agreement or understanding, express or implied that the Company will retain the Optionee as a director, officer or employee for any period of time, or at any particular rate of compensation.

                  13. No Stockholders' Rights for Options. The Optionee shall have no rights as a stockholder with respect to the Shares until the date of the issuance to him of a stock certificate therefor, and no adjustment will be made for dividends or other rights for which the record date is prior to the date such certificate is issued.

                  14. No Right to Future Compensation. Neither the Program, nor this Agreement nor the grant of the Option hereunder shall be construed to entitle the Optionee to any future compensation in respect of service as a director, officer or employee.

                  15. Adjustments to Stock. In the event any change is made to the Common Stock subject to the Program or subject to any outstanding option or right granted under the Program (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise), then appropriate adjustments shall be made to the maximum number of shares subject to the Program and this Agreement and the number of shares and price per share of the Shares.

                  16. Reserve. The Company shall at all times during the term of the Option reserve such number of shares of its Common Stock as will be sufficient to satisfy the requirements of this Agreement.

                  17. Withholding Taxes. The Optionee acknowledges that it is a condition to the obligation of the Company to deliver shares of the Company, upon the exercise of a stock option under this Agreement, to pay the Company such amount as may be requested by the Company for the purpose of satisfying any liability for any federal, state or local income, or other taxes required by law to be withheld with respect to such delivery; provided that the Optionee may elect, in accordance with the applicable regulations of the granting authority, to pay a portion or all of such withholding taxes in shares and the Optionee in such case hereby authorizes the Company to withhold and agrees to surrender back to the Company, on or about the date such withholding tax is determinable, shares previously owned by the Optionee or a portion of the shares that were or otherwise would be distributed to the Optionee pursuant hereto having a fair market value equal to the amount of such withholding taxes to be paid in shares.

                  18. Governing Law. The Program, this Agreement and all action taken under each shall be governed, as to construction and administration, by the laws of the State of New York.

                  IN WITNESS WHEREOF, the Company and the Optionee have duly executed this Agreement as of the day and year first above written.

                                                GRAHAM-FIELD HEALTH
                                                PRODUCTS, INC.

                                                By:_____________________________
                                                   Name:________________________
                                                   Title:_______________________
ATTEST:


_________________________
Vice President,
General Counsel

                                                ACCEPTED AND AGREED:

                                                ________________________________
                                                Marco Ferrara


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